EXHIBIT 25

                              POWER OF ATTORNEY


     Each person whose signature appears below hereby authorizes and appoints Samuel L. Eichenfield and Bruno A. Marszowski, and each of them severally, as his attorneys-in-fact, with full power of substitution and resubstitution, to sign and file on his behalf individually and in each such capacity stated below, the GFC Financial Corporation Annual Report on Form 10-K, and any amendments thereto, to be filed with the Securities and Exchange Commission, the New York Stock Exchange, and otherwise, as fully as such person could do in person, hereby verifying and confirming all that said attorneys-in-fact, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


          Signatures                     Title                   Date

Principal Executive Officer

____________________________   Director, Chairman and     February __, 1994
Samuel L. Eichenfield          Chief Executive Officer


Principal Financial Officer

____________________________   Vice President-            February __, 1994
Robert J. Fitzsimmons          Treasurer


Principal Accounting Officer

____________________________   Vice President-            February __, 1994
Bruno A. Marszowski            Controller


Directors


____________________________                              February __, 1994
G. Robert Durham

____________________________                              February __, 1994
James L. Johnson

____________________________                              February __, 1994
L. Gene Lemon

____________________________                              February __, 1994
Kenneth R. Smith

____________________________                              February __, 1994
Robert P. Straetz

____________________________                              February __, 1994
Shoshana B. Tancer

____________________________                              February __, 1994
John W. Teets